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                   MINING CLAIMS OPTION AGREEMENT

THIS AGREEMENT is dated for reference the 1st day of April 1999.

BETWEEN:

		EXCELLERATED RESOURCES INC., a company duly
            Incorporated pursuant to the laws of the Province of British Columbia and having an office at 600-700 West Pender Street, Vancouver,
            British Columbia  V6C 1G8

		(hereinafter called the "Optionor")

								OF THE FIRST PART

AND:

		MAGIC BAG CORPORATION, a company duly incorporated
            pursuant to the laws of the state of Nevada, and having an office at


		(hereinafter called the "Optionee")

								OF THE SECOND PART

WHEREAS:

A.	The Optionor is the beneficial owner of a 100% interest in
mineral claim block 1236087 located in Kelly Township, in the Sudbury Mining District, Ontario (the "Property").

B.	The Optionor has agreed to option to the Optionee the right
to acquire a 70% undivided interest in the Optionor's interest in the Property, in consideration for the payment of monies and the performance of work on the Property as herein set forth.

NOW THEREFORE WITNESSETH that in consideration of the premises and mutual covenants and agreements hereafter contained, the parties agree as follows:

1.		DEFINITIONS
            -----------

1.01		In this Agreement:

(a)	"Agreement" means this Agreement, as the same may
be amended, supplemented or modified from time to time.

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                                2

(b)	"Expenditures" means all costs
associated with the conduct of Exploration on the Property and will include all cash, expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly associated therewith in connection with the exploration and development of the Property, including without limiting the generality of the foregoing, monies expended in maintaining the Property in good standing by the doing and filing of assessment work, in doing geophysical, geochemical and geological surveys, drilling, assaying and metallurgical testing in acquiring facilities, in paying the fees, wages, salaries, travelling expenses and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property, in paying for food, lodging and other reasonable needs of such persons, and in supervision of management of all work done with respect to and for the benefit of the Property, including overhead expenses that shall not exceed
10% of such expenditures.

(c)	"Exploration" means all work done by either party
hereto in connection with the assessment and exploration of the Property including without limitation, geological, geophysical, geochemical, drilling, sampling, assaying and assessment work on the Property;

(d)	"Option" means the option granted to the Optionee
to acquire a 70% interest in and to the Property as provided for in this Agreement free and clear of all encumbrances;

(e)	"Programs" means plans, including budgets, for
every kind of work done on or in respect of the property by or under the direction of or on behalf of or for the benefit of a party, and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores, metals and concentrates, surveying and bringing any mineral claims to lease or patent, reporting, and all other work usually considered to be prospecting, exploration, development and mining work.

(f)	"Property" shall mean and include:

	(i)	mineral claim block 1230087, Kelly Township,
Sudbury Mining District;

	(ii)	all rights and appurtenances pertaining to
the mineral claim, leases, rights or other interests from time to time comprising the Property

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including all water and water rights,
rights of way, and easements both
recorded and unrecorded to which the holder of the Property is entitled in respect thereof.


2.		GRANT AND MAINTENANCE OF OPTION
            -------------------------------

2.01		The Optionor hereby gives and grants to the Optionee
the sole and exclusive right and option to purchase an undivided
70% right, title and interest in the Optionor's interest in the Property in accordance with the terms of this Agreement.

2.02		In order to keep the right and Option granted to the
Optionee in good standing and in force and effect, the Optionee shall be obligated to:

(a)	Pay to the Optionor $15,000;

(b)	Incur total minimum cumulative Expenditures for
exploration and development work on the Property as follows:

	(i)	$150,000 within 12 months of the date of this
Agreement;

	(ii)	a further $150,000 within 24 months of this
Agreement.


2.03		 In the event the Optionee does not incur the minimum
expenditures within the required time period, the Optionee is still required to complete the assessment work or pay cash in lieu of in order to maintain the claim in good standing.

3.		EXERCISE OF OPTION
            ------------------

3.01		At such time as the Optionee has made the required
payments and made the Expenditures on the Property set out in paragraph 2 herein, this Option shall be deemed to have been exercised by the Optionee and the Optionee shall have thereby, without any further act, acquired an undivided 70% interest in and to the Property free and clear of all liens, claims, and encumbrances created by, through or under the Option.


4.		REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR
            ----------------------------------------------

4.01		In order to induce the Optionee to enter into and to
complete the transactions contemplated by this Agreement, the Optionor represents and warrants to the Optionee that:

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                                4


(a)	the Optionor is the beneficial owner of 100% of the
Property and has the sole right to enter into this Agreement and to sell and assign the Property free and clear of any liens or encumbrances created by, through or under the Option;

(b)	to the best of its knowledge, the  Property has been
properly staked and recorded in compliance with the applicable mining regulations and there are no disputes over the title, the staking or recording of such mineral claims, or outstanding agreements or options to acquire or purchase the Property or any portion thereof save and except as disclosed to the Optionee, and no person has any royalty or other interest whatsoever in production from the Property with the exception of Douglas Jevning who holds a 2% Net Smelter Royalty on the Property;

(c)	to the best of its knowledge, the Property is in good
standing and is free and clear of any liens, charges or encumbrances or claims by any other party of any nature or kind whatsoever;

(d)	neither the Optionor nor any predecessor in interest or
title has done anything whereby the Property may become encumbered;

4.02		The Optionor shall indemnify and save the Optionee
harmless from all loss, damage, costs, actions, and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

4.03		The representations and warranties contained in this
paragraph are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

4.04		The representations and warranties contained in this
Paragraph 5 shall survive the execution hereof for a two-year period.

5.		REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE
            ----------------------------------------------

5.01		In order to induce the Optionor to enter into and to
complete the transactions contemplated by this Agreement, the Optionee represents and warrants to the Optionor that, on the date hereof and on the date of the issuance of any shares of the Optionee pursuant hereto:

(a)	it has been and will continue to be duly incorporated
and validly exists as a corporation in good standing under the laws of the state of Nevada and has and will have full capacity to enter into this Agreement and carry out the transactions contemplated hereby;

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                                5

(b)	the Optionee has full corporate power and authority to
enter into this Agreement and the entering into of this Agreement does not conflict with any applicable laws or with the charter documents of the Optionee or any contract or other commitment to which the Optionee is a party;

(c)	the execution of this Agreement and the performance of
its terms have been duly authorised by all necessary corporate actions including resolutions of the board of directors of the Optionee, and

5.02		The Optionee shall indemnify and save the Optionor
harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

5.03		The representations and warranties contained in this
paragraph are provided for the exclusive benefit of the Optionor, and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

5.04		The representations and warranties contained in this
paragraph shall survive the execution hereof.

6.		COVENANTS OF THE OPTIONEE
            -------------------------

6.01		During the term of this Agreement, the Optionee
covenants and agrees with the Optionor to:

(a)	carry out and record or cause to be carried out and
recorded all such assessment work upon the Property as may be required in order to maintain the Property in good standing at all times;

(b)	keep the Property clear of liens and other charges
arising from its operations, and to keep the Optionor indemnified in respect thereof;

(c)	carry on all operations on the Property in a good and
miner-like manner and in compliance with all applicable governmental regulations and restrictions; and

7.		TERMINATION
            -----------

7.01		This Agreement shall terminate upon any of the
following events:

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(a)	in the event that the Optionee shall fail to comply
with any of its other obligations as contained herein, and, within fifteen (15) days of receipt by the Optionee of written notice from the Optionor of such default, the Optionee has not:

	(i)	cured such default, substantially corrected such
default or commenced proceedings to cure such default and prosecuted same to completion without undue delay, or

	(ii)	given the Optionor notice that it denies that such
default has occurred and that it is submitting the question to arbitration as herein provided.

	If arbitration is sought, a party shall not be in default until the matter shall have been determined finally by appropriate arbitration as provided for under paragraph 9;

(d)	by the Optionee giving the Optionor thirty (30) days
written notice.

7.02		In the event the Optionee decides to abandon the
Property, or any of the mining claims on the Property, or in the event of termination of this Agreement for any other reason, the Optionee shall turn over to the Optionor copies of all maps, reports, assay results, contracts and other data and documentation in the possession of the Optionee in connection with its operations on the Property.

7.03		Upon the termination of this Agreement, the Optionee
shall cease to be liable to the Optionor in debt, damages or otherwise save for the performance of those of its obligations which should have been performed before the date of termination of this Agreement.

7.04		Upon termination of this Agreement, the Optionee shall
vacate the property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months after termination for the purpose of removing its chattels, machinery, equipment and fixtures therefrom. Notwithstanding any applicable law, upon termination of this Agreement, the Optionee shall be entitled to remove from the Property, within the time prescribed above, any and all chattels, machinery, equipment, fixtures and other items of every nature or kind whatsoever that it has caused to be placed or fixed thereon.

8.		FORCE MAJEURE
            -------------

8.01		The time for performance of any act or making any
payment of any expenditure required under this Agreement shall be extended by the period of any delay or inability to perform due to fire, strikes, labour disturbances, riots, civil commotion, wars, act of God, any present or future law or governmental regulation, any shortages of labour, equipment or materials, or any other cause not reasonably within the control of the party in default.

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9.		ARBITRATION
            -----------

9.01		Any controversy or claim arising out of or in relation
to this Agreement or any breach hereof shall be settled by a single arbitrator mutually agreed upon by Optionee and Optionor.
The arbitration shall be settled in accordance with the rules of the British Columbia Commercial Arbitration Centre and a decision of the arbitrator shall be binding upon the parties hereto.


10.		NOTICES
            -------

10.01		Each notice, demand or other communication required or
permitted to be given under this Agreement shall be in writing and shall be delivered to such party, at the address for such party specified above, in each case directed to the attention of the Secretary. The date of receipt of such notice, demand or other communication shall be the date of delivery.

10.02		Either party may at any time and from time to time
notify the other party in writing of a change of address and the new address to which notice shall be given thereafter until further change.

11.		GENERAL TERMS
            -------------

11.01		The parties hereto hereby covenant and agree that they
will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectively carry out the intent of this Agreement.

11.02		This Agreement shall represent the entire understanding
between the parties with respect to the Property and supersedes any previous agreements. No representations or inducements have been made save as herein set forth. No changes, alterations, or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto.

11.03		Time shall be of the essence of this Agreement.

11.04		The titles to the articles to this Agreement shall not
be deemed to form part of this Agreement but shall be regarded as having been used for convenience of reference only.

11.05		This Agreement shall be governed by and interpreted in
accordance with the laws of the Province of British Columbia, Canada.

11.06		The parties hereto hereby submit to the exclusive
jurisdiction of the Courts of British Columbia in respect of any dispute arising out of this Agreement.

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11.07		This Agreement shall enure to the benefit of and be
binding upon the parties hereto and their respective successors and assigns.

11.08		The Optionee shall not assign its interest in this
Agreement without the prior written consent of Optionor, not to be unreasonably withheld.

11.09		All references to dollar amounts contained in this
Agreement are references to Canadian funds.


11.10		This Agreement may be executed in several counterparts,
each of which will be deemed to be an original and all of which will together, constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

EXCELLERATED RESOURCES INC.



-------------------------
Per: Authorized Signatory

MAGIC BAG CORPORATION

\s\ Grayson Hand
-------------------------
Per: Authorised Signatory